UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 27, 2020

CYRUSONE INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35789	46-0691837
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2850 N. Harwood Street, Suite 2200
Dallas, TX 75201
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (972) 350-0060
_______________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CONE	The NASDAQ Global Select Market
1.450% Senior Notes due 2027	CONE27	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders
CyrusOne Inc. (the “Company”) held its annual meeting of stockholders on April 27, 2020. The final voting results are set forth below.
Proposal 1: The stockholders elected each of the seven director nominees to the Board of Directors of the Company to serve until the next annual meeting of stockholders or until his or her respective successor is duly elected and qualified, as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
David H. Ferdman	96,482,185	1,958,596	6,705,998
John W. Gamble, Jr.	96,670,607	1,770,174	6,705,998
Michael A. Klayko	87,254,462	11,186,319	6,705,998
T. Tod Nielsen	96,127,156	2,313,625	6,705,998
Alex Shumate	95,116,198	3,324,583	6,705,998
William E. Sullivan	93,804,090	4,636,691	6,705,998
Lynn A. Wentworth	94,760,856	3,679,925	6,705,998
Proposal 2: The stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
90,153,095	8,182,017	105,669	6,705,998
Proposal 3: The stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
104,251,940	792,932	101,907	0

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYRUSONE INC.

Date: May 1, 2020	By:	/s/ Robert M. Jackson
Robert M. Jackson
Executive Vice President, General Counsel & Secretary